Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

MEDICIS PHARMACEUTICAL CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	52-1574808
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

7720 North Dobson Road

Scottsdale, Arizona 85256

(602) 808-8800

Copies To:

Charles K. Ruck, Esq.

Wesley C. Holmes, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Debt Securities

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

	(b)	Whether it is authorized to exercise corporate trust powers. Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation. None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

	Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

	Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

	Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

	Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

	Exhibit 5 -	Not applicable.

	Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

	Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of December 31, 2011. Copy attached.

	Exhibit 8 -	Not Applicable.

	Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 10th day of May, 2012.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank

NEW YORK
City

NY **10005**
State Zip Code

FDIC Certificate Number: 00623

FFIEC 031
Page RC-1
15

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2011

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
ASSETS					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	147,000	1.a
b. Interest-bearing balances (2)			0071	22,393,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,104,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	149,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	0	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	17,549,000			4.b
c. LESS: Allowance for loan and lease losses	3123	93,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	**17,456,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	4,364,000	5
6. Premises and fixed assets (including capitalized leases)			2145	53,000	6
7. Other real estate owned (from Schedule RC-M)			2150	22,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	51,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,393,000	11
12. Total assets (sum of items 1 through 11)			2170	**51,132,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page RC-1a
15a

Schedule RC—Continued

Dollar Amounts in Thousands				Tril | Bil | Mil | Thou	
LIABILITIES					
13. Deposits:			RCON		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	23,579,000	13.a
(1) Noninterest-bearing (1)	6631	15,122,000			13.a.1
(2) Interest-bearing	6636	8,457,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, part II)			2200	10,564,000	13.b
(1) Noninterest-bearing	6631	6,209,000			13.b.1
(2) Interest-bearing	6636	4,355,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (2)			B993	6,130,000	14.a
			RCFD		
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	198,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	257,000	16
17. and 18. Not applicable					
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	1,829,000	20
21. Total liabilities (sum of items 13 through 20)			2948	**42,557,000**	21
22. Not applicable					

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031

Legal title of bank page rc-2

Fdic certificate number: 00623 16

EQUITY CAPITAL

Bank Equity capital RCFD tril bil mil thou

23. perpetual preferred stock and related surplus 3838 0 23

24. common stock 3230 2,127,000 24

25. surplus (excludes all surplus related to preferred stock) 3839 595,000 25

26. a. Retained earnings 3632 5,625,000 26.a

b. Accumulated other comprehensive income (5) B530 17,000 26.b

c. Other equity capital components (6) A130 0 26.c

27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 8,364,000 27.a

b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 211,000 27.b

28. Total equity capital (sum of items 27.a and 27.b) G105 8,575,000 28

29. Total liabilities and equity capital (sum of items 21 and 28) 3300 51,132,000 29

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2010 RCFD 6424 Number N/A M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition. RCON MM/DD

2. Bank’s fiscal year-end date 8678 N/A M.2

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.